EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Christine Reel AVP Enterprises, Inc. 713.419.1236

MITCHAM ANNOUNCES FILING OF FORM 10-K AND
REPORTS IMPROVED FOURTH QUARTER
AND FISCAL 2004 RESULTS

HUNTSVILLE, Texas — May 28, 2004 — Mitcham Industries, Inc. (NASDAQ: MINDE) announced today that it filed its Form 10-K with the Securities Exchange Commission, and reported a net loss of $811,000, or ($0.09) per diluted share, for the quarter ended January 31, 2004 compared to a net loss of $2,931,000, or ($0.34) per diluted share, in the fourth quarter of fiscal 2003. In the fourth quarter of fiscal 2004, the Company recorded $5,334,000 of revenues compared to $3,403,000 in the fourth quarter of fiscal 2003. The Company’s net loss from continuing operations for the quarter was $889,000, or ($0.10) per diluted share, compared to a net loss from continuing operations of $2,109,000, or ($0.24) per diluted share, reported in the prior year.

For the fiscal year ended January 31, 2004, the Company reported a net loss of $6,289,000, or ($0.72) per diluted share, on revenues of $22,406,000. For the corresponding period in fiscal 2003 the Company reported a net loss of $10,099,000, or ($1.15) per diluted share, on revenues of $14,139,000. The net loss from continuing operations for fiscal 2004 was $3,574,000, or ($0.41) per diluted share, compared to a net loss from continuing operations of $7,677,000, or ($0.88) per diluted share, reported for fiscal 2003.

In other news, the Nasdaq Stock Market today informed the Company that its common stock will not be delisted and that the “E” will be dropped from the Company’s trading symbol at the opening of business on June 1, 2004. The Company previously reported that because of the late filing of its Form 10-K, its common stock would be subject to delisting at the opening of business on June 2, 2004. Nasdaq had appended a fifth character, “E”, to the trading symbol for the Company’s common stock, to reflect the Company’s filing delinquency.

Commenting on the Company’s results, Billy F. Mitcham, Jr., President and CEO said, “The cash we generated in fiscal 2004, coupled with our reduced levels of capital expenditures, resulted in significant improvements to our balance sheet. Leasing revenues continue to rebound from the depressed levels of 2003 and we have realized additional benefits from our efforts to penetrate the South East Asia market through our Australian subsidiary, Seismic Asia Pacific Pty. Ltd. (SAP).”

“Our selective entry into the international marine seismic market with digital streamers and related peripheral equipment has been a rewarding addition to our revenues and we will continue to expand our marine seismic business as the market demands. While the North American market is and will continue to be our largest source of revenue, we will maximize our efforts to improve utilization of our lease pool by re-deploying equipment to markets with more balanced seasonal operating conditions. Based upon our bidding activity, indications from our customers and projections for increased spending by E & P companies, we expect our quarterly results for the current fiscal year to continue to improve,” Mitcham said.

Mr. Mitcham further stated: “While we are pleased that our recent internal investigation is behind us, it was a valuable lesson for us. We now know the particular areas we need to improve, and how they should be improved, for us to achieve a higher level of assurance and to provide the transparency that is so critical in the current environment. As more fully disclosed in our Form 10-K, we are continuing to implement changes and procedures to improve our company-wide internal controls, with a particular focus on those of our subsidiaries Mitcham Canada, Ltd. and SAP.”

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and “experienced” seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada, Brisbane, Australia and associates throughout Europe, South America and Asia, Mitcham conducts operations on a global scale and is the largest independent exploration equipment lessor in the industry.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the Company’s products and services, the Company’s future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include a prolonged and gradual recovery, or no full recovery, of the energy services sector of a depressed oil and gas industry, and thereafter, the inherent volatility of oil and gas prices and the related volatility of demand for the Company’s services; loss of significant customers; significant defaults by customers on amounts due to the Company; international economic and political instability; dependence upon additional lease contracts; the risk of technological obsolescence of the Company’s lease fleet; vulnerability of seismic activity and demand to weather conditions and seasonality of operating results; dependence upon few suppliers; and other factors which are disclosed in the Company’s Securities and Exchange Commission filings, available from the Company without charge.

MITCHAM INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except share and per share data)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2004	2003	2004	2003
	(unaudited)
Revenues:
Equipment leasing	$3,191	$2,466	$13,765	$8,306
Equipment sales	2,143	933	8,641	5,829
Commissions	—	4	—	4

Total revenues	5,334	3,403	22,406	14,139

Costs and expenses:
Direct costs — seismic leasing	570	359	2,326	1,369
Cost of equipment sales	1,415	510	4,715	4,561
General and administrative	1,277	1,221	5,095	4,502
Provision (benefit) for doubtful accounts	—	(216)	25	(1,920)
Depreciation and amortization	2,910	3,513	13,677	14,681

Total costs and expenses	6,172	5,387	25,838	23,193

Operating loss	(838)	(1,984)	(3,432)	(9,054)
Other income (expense):
Interest expense (net of interest income)	(65)	(134)	(176)	(281)
Other, net	14	9	34	11

Total other income (expense)	(51)	(125)	(142)	(270)

Loss from continuing operations before income taxes	(889)	(2,109)	(3,574)	(9,324)
Benefit for income taxes	—	—	—	(1,647)

Net loss from continuing operations	$(889)	$(2,109)	$(3,574)	$(7,677)

Net income (loss) from discontinued operations (including impairment charge of $700,000 in 2004)	78	(822)	(2,715)	(2,422)
Net loss	$(811)	$(2,931)	$(6,289)	$(10,099)

Loss per common share from continuing operations:
Basic and diluted	$(0.10)	$(0.24)	$(0.41)	$(0.88)
Net income (loss) per common share from discontinued operations:
Basic and diluted	$0.01	$(0.09)	$(0.31)	$(0.28)
Net loss per common share — basic and diluted	$(0.09)	$(0.34)	$(0.72)	$(1.15)
Shares used in computing net income (loss) per common share:
Basic	8,796,000	8,743,000	8,772,000	8,747,000
Dilutive effect of common stock equivalents	—	—	—	—

Diluted	8,796,000	8,743,000	8,772,000	8,747,000

MITCHAM INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	January 31,	January 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$6,834	$5,137
Accounts receivable, net of allowance for doubtful accounts of $847 and $770 at January 31, 2004 and 2003, respectively	5,635	2,908
Current portion of notes receivable	811	12
Prepaid expenses and other current assets	700	611
Current assets of discontinued operations	898	685

Total current assets	14,878	9,353
Seismic equipment lease pool, property and equipment	84,624	84,552
Accumulated depreciation of seismic equipment lease pool, property and equipment	(59,265)	(51,398)
Notes receivable, net of allowance for doubtful notes of $29 at January 31, 2004	487	—
Long-term assets of discontinued operations	4	1,789
Other assets	2	44

Total assets	$40,730	$44,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,532	$1,495
Current maturities — long-term debt	2,203	2,092
Equipment notes payable	1,296	—
Deferred revenue	345	216
Wages payable	495	414
Accrued expenses and other current liabilities	1,245	646
Current liabilities of discontinued operations	399	1,197

Total current liabilities	7,515	6,060
Long-term debt	2,418	4,622

Total liabilities	9,933	10,682
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 20,000,000 shares authorized; 9,714,994 and 9,657,801 shares issued, respectively	97	97
Additional paid-in capital	61,913	61,814
Treasury stock, at cost (915,000 shares)	(4,686)	(4,686)
Deferred compensation	(83)	—
Accumulated deficit	(28,411)	(22,122)
Accumulated other comprehensive income (loss)	1,967	(1,445)

Total shareholders’ equity	30,797	33,658

Total liabilities and shareholders’ equity	$40,730	$44,340

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